Exhibit 99.1

Polypore International, Inc.
The Gibson Building
11430 N. Community House Rd, Suite 350
Charlotte, NC 28277
Tel: (704) 587-8409
polycorpcom@polypore.net
www.polypore.net
FOR IMMEDIATE RELEASE

Polypore and Panasonic Sign Letter of Intent for Lithium-Ion Battery Separator Development

CHARLOTTE, N.C., November 5, 2014 — Polypore International, Inc.’s (NYSE: PPO) Celgard, LLC subsidiary (“Polypore”) and Panasonic Corporation (OTCPK:PCRFY) (“Panasonic”) are pleased to announce that they have signed a letter of intent to work together in the development of coated and uncoated Celgard® brand separators to meet Panasonic’s requirements for their next generation cylindrical battery cell production for various applications globally. Upon successful completion of this development effort, it is expected that the parties will enter into a long term supply agreement.

“We are very pleased to have the opportunity to work closely with an industry leader such as Panasonic on this development initiative and to further solidify our partnership with them. It demonstrates the commitment of both of our companies to improve lithium-ion battery technology and meet ever-increasing demands in high performance applications” said Robert B. Toth, President and Chief Executive Officer of Polypore. “Together we are well positioned to meet future market demands and growth.”

Dr. Munemasa Ikoma, Senior Executive Engineer, of Panasonic AIS Company said “We are taking this step because we know Polypore is the leader in developing and manufacturing highly-functioning lithium-ion battery separators. Polypore will be a valuable partner because they are capable of meeting technology and capacity needs in support of Panasonic’s future growth globally.”

About Polypore International, Inc.

Polypore International, Inc. is a global high technology filtration company specializing in microporous membranes. Polypore’s flat sheet and hollow fiber membranes are used in specialized applications that require the removal or separation of various materials from liquids, primarily in the ultrafiltration and microfiltration markets. Based in Charlotte, N.C., Polypore International, Inc. is a market leader with manufacturing facilities or sales offices in nine countries serving six continents. See www.polypore.net.

About Panasonic Corporation

Panasonic Corporation is a worldwide leader in the development and engineering of electronic technologies and solutions for customers in residential, non-residential, mobility and personal applications. Since its founding in 1918, the company has expanded globally and now operates around 500 consolidated companies worldwide, recording consolidated net sales of 7.74 trillion yen for the year ended March 31, 2014. Committed to pursuing new value through innovation across divisional lines, the company strives to create a better life and a better world for its customers. For more information about Panasonic, please visit the company’s website at www.Panasonic.net.

Forward-Looking Statements

This release includes “forward-looking statements.” All statements other than statements of historical facts included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, the statements about Polypore International’s plans, objectives, strategies and prospects regarding, among other things, the financial condition, results of operations and business of Polypore International.  We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate” or “continue” and other words and terms of similar meaning. These forward-looking statements are based on current expectations about future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Many factors mentioned in our discussion in this release, including the risks outlined under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2013 and subsequent reports filed with the Securities and Exchange Commission, will be important in determining future results. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including with respect to Polypore International, the following, among other things: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing processes; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions contained in our senior secured credit agreement; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States, including compliance with applicable anti-corruption laws; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under environmental laws; the failure to protect our intellectual property; the loss of senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the failure to effectively integrate newly acquired operations; lithium market demand not materializing as anticipated; the absence of expected returns from the intangible assets we have recorded; and natural disasters, epidemics, terrorist acts and other events beyond our control. Because our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements, we cannot give any assurance that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on Polypore International’s results of operations and financial condition. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We do not undertake any obligation to update these forward-looking statements in this release or the risk factors set forth above to reflect new information, future events or otherwise, except as may be required under federal securities laws.

CONTACTS:
Polypore International, Inc.

Investor Relations

Paul Clegg

(704) 587-8886

investorrelations@polypore.net

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